UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 11, 2025

Mural Oncology plc

(Exact name of Registrant as Specified in Its Charter)

Ireland	001-41837	98-1748617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Earlsfort Terrace Dublin 2, D02 T380, Ireland	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: +353-1-905-8020

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01	MURA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 11, 2025, Mural Oncology plc (the “Company”) held its 2025 annual general meeting (the “AGM”). Below are the voting results for the proposals submitted to the Company’s shareholders for a vote at the AGM.

PROPOSAL 1. – ELECTION OF DIRECTORS

In accordance with the Company’s Constitution, as amended, the Company’s shareholders elected, by separate resolutions, six directors to serve until the Company’s 2026 annual general meeting, as set forth below:

Director Nominees	For	Against	Abstain	Broker Non-Votes
Francis Cuss, M.B., B.Chir., FRCP	5,883,909	596,030	2,488	5,657,632
George Golumbeski, Ph.D.	5,713,441	764,765	4,221	5,657,632
Benjamin Hickey, MBA	5,884,908	594,065	3,454	5,657,632
Scott Jackson, MBA	5,879,630	601,008	1,789	5,657,632
Caroline Loew, Ph.D.	5,886,901	614,239	1,287	5,657,632
Sachiyo Minegishi, MBA	5,883,528	593,623	5,276	5,657,632

PROPOSAL 2. – RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

The Company’s shareholders ratified, in a non-binding vote, the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for the fiscal year ending December 31, 2025 and authorized, in a binding vote, the Company’s board of directors, acting through the audit committee, to set the independent auditor’s remuneration, as set forth below:

For	Against	Abstain	Broker Non-Votes
11,918,446	190,443	31,171	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mural Oncology plc

Dated: June 12, 2025	By:	/s/ Maiken Keson-Brookes
	Name:	Maiken Keson-Brookes
	Title:	Chief Legal Officer